UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 9, 2008
ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Neveda	333-91436	26-0014658

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2701 Cambridge Court, Suite 100
Auburn Hills, MI 48326

(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 248-736-6200
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) Effective September 15, 2008, F. Thomas Krotine and David W. Morgan resigned as members of the Board of Directors (“Board”) of the Company. Mr. Krotine will remain as the Company’s President and Chief Operating Officer and Mr. Morgan will remain as the Company’s Chief Financial Officer and Treasurer. Copies of their resignation letters are attached as Exhibits 99.4 and 99.5 and incorporated herein by reference.
(b) Effective September 15, 2008, Richard D. Stromback has resigned as the Chief Executive Officer of the Company but remains the Company’s Chairman of the Board of Directors. The election of Mr. Stromback as the Chief Executive Officer was reported in our Form 8-K filed with the Securities and Exchange Commission (“Commission”) on August 15, 2007. A copy of Mr. Stromback’s resignation letter is attached as Exhibit 99.6 and incorporated herein by reference.
(c) Effective September 15, 2008, Bob Crockett was elected as the Chief Executive Officer of the Company. In 2003, Mr. Crockett was the Executive Director of Sales of LDM Technologies an automotive supplier. In 2004, Mr. Crockett was the Sales Vice President at Plastech Engineering, an automotive supplier, and in 2007 he became Plastech Engineering’s President — Exterior Painted Products. The Board awarded Mr. Crockett 330,000 common stock options with a strike price of the closing price for the Company’s common stock on September 17, 2008 with one-third of the options vesting 18, 24 and 36 months from September 15, 2008.
(d) Effective September 15, 2008, J.B. Smith was appointed as a director of the Company pursuant to the Securities Purchase Agreement with Equity 11, Ltd. The entry into the Securities Purchase Agreement with Equity 11, Ltd. was reported in our Form 8-K filed with the Commission on August 29, 2008. In addition, Rocco DelMonaco, Jr. was appointed to the Board to fill the vacancy created by F. Thomas Krotine’s resignation.
Item 9.01. Financial Statements and Exhibits
(c). Exhibits

Exhibit
Number	Description
99.4	F. Thomas Krotine Letter of Resignation dated September 15, 2008

99.5	David W. Morgan Letter of Resignation dated September 15, 2008

99.6	Richard D. Stromback Letter of resignation dated September 15, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.
DATE: September 17, 2008	By:	/s/ Daniel V. Iannotti
Daniel V. Iannotti
Vice President, General Counsel and Secretary